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                                                                     Exhibit 8.2


                            PINHEIRO NETO - ADVOGADOS




                                                      Sao Paulo, April 25, 2002



Companhia de Saneamento do
  Parana - SANEPAR
Rua Engenheiros Reboucas, 1376
80215-900 Curitiba-Parana
Brazil

Ladies and Gentlemen:


                  We have acted as Brazilian counsel for Companhia de Saneamento do Parana - SANEPAR (the "Company"), in connection with the issuance and the sale of American Depositary Shares ("ADSs") each representing ten preferred shares with no par value (the "Preferred Shares") of the Company. We refer to the prospectus (the "Prospectus"), in particular to the section of the Prospectus entitled "Taxation", which was incorporated and adopted as per our opinion rendered herein below, forming part of the Registration Statement on Form F-1 filed by the Company with the U.S. Securities and Exchange Commission (the "Registration Statement") to effect registration of the ADSs pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and any amendments, including post-effective amendments and supplements thereto, and any registration statements filed pursuant to Rule 462(b) of the Securities Act related thereto.



                  We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. We hereby confirm that the discussion the section entitled "Taxation" constitutes our opinion to the matters covered therein and accurately reflects the material Brazilian income tax consequences of an investment in the ADS by persons not resident in Brazil for tax purposes.


                  We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Pinheiro Neto - Advogados
                                                  -----------------------------
                                                  Pinheiro Neto - Advogados